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                                                                   Exhibit 16.2

April 25, 2000



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  FindEx.com, Inc.
     File No. 0-29963


Dear Sir or Madam:

We have read Item 4 of the Form 8-K of FindEx.com, Inc. dated April 24, 2000, and agree with the statements contained therein.


Very truly yours,



/s/ GRANT THORNTON LLP